UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As described in greater detail in the Current Reports on Form 8-K filed by Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), with the Securities and Exchange Commission (SEC) on April 11, 2024 (the “April 2024 Form 8-K”), July 2, 2024 (the “July 2024 Form 8-K”) and August 23, 2024 (the “August 2024 Form 8-K”), the Company is party to a Securities Purchase Agreement dated April 4, 2024, and amended April 28, 2024 (as amended, the “SPA”), with an institutional accredited investor (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 2,500 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) of the Company, and certain warrants.

The sale of a total of 1,000 shares of Series B Preferred Stock in a fourth closing under the SPA (the “Fourth Closing”), was subject to certain conditions to closing, of which 500 shares of Series B Preferred Stock were sold on August 22, 2024, as discussed in the August 2024 Form 8-K. On September 26, 2024, an additional 250 shares of Series B Preferred Stock were sold under the SPA, as discussed below.

Item 3.02 Unregistered Sales of Equity Securities.

On September 26, 2024, the Company sold the Purchaser an additional 250 shares of Series B Preferred Stock (the “Additional Fourth Closing Shares”) for $250,000 in connection with a partial closing of the Fourth Closing. A total of 750 of the 1,000 possible Fourth Closing Series B Preferred Stock shares have been sold to date, and a total of 250 Series B Preferred Stock shares remain available for future sale to the Purchaser.

The Series B Preferred Stock each have an initial stated value of $1,100 per share, and as a result, the effective purchase price of the Series B Preferred Stock shares sold is a 10% discount to the stated value thereof.

The Company’s stockholders at the 2024 Annual Meeting of Stockholders held on June 17, 2024, approved the issuance of more than 19.99% of our outstanding common stock upon the conversion of the shares of Series B Preferred Stock and upon the exercise of warrants sold under the SPA in accordance with Nasdaq Listing Rule 5635(d).

The rights and preferences of the Series B Preferred Stock are described in greater detail in the April 2024 Form 8-K and July 2024 Form 8-K, which description is incorporated by reference herein.

The issuance of the Additional Fourth Closing Shares were exempt from registration pursuant to an exemption from registration provided by, Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient is (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the 250 Additional Fourth Closing Shares were converted in full, without factoring in any dividends which can be paid in-kind, a maximum of 1,833,333 shares of common stock would be due to the holder thereof, based on a floor price of $0.15 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: September 27, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer